John Deere Owner Trust 2004	Exhibit 99.1
Statement to Certificateholder

$205,000,000 Class A-1 1.14% Asset Backed Notes due May 13, 2005
$186,000,000 Class A-2 1.68% Asset Backed Notes due November 15, 2006
$185,000,000 Class A-3 2.32% Asset Backed Notes due December 17, 2007
$158,280,000 Class A-4 3.02% Asset Backed Notes due March 15, 2011
$18,930,000 Class B 2.90% Asset Backed Notes due March 15, 2011
$3,778,476 Asset Backed Certificates

Payment Date:	16-Aug-04

(1) Amount of principal being paid or distributed:

(a) A-1 Notes:	$20,455,427.61
per $1,000 original principal amount:	$99.78

(b) A-2 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(e) B Notes:	$0.00
per $1,000 original principal amount:	$0.00

(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(g) Total:	$20,455,427.61

(2) Amount of interest being paid or distributed:

(a) A-1 Notes:	$148,101.03
per $1,000 original principal amount:	$0.72

(b) A-2 Notes:	$260,400.00
per $1,000 original principal amount:	$1.40

(c) A-3 Notes:	$357,666.67
per $1,000 original principal amount:	$1.93

(d) A-4 Notes:	$398,338.00
per $1,000 original principal amount:	$2.52

(e) B Notes:	$45,747.50
per $1,000 original principal amount:	$2.42

(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(g) Total:	$1,210,253.20

(3) After giving effect to distributions on this Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$125,696,906.62
(ii) A-1 Note Pool Factor:	0.6131556

(b) (i) outstanding principal amount of A-2 Notes:	$186,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000

(c) (i) outstanding principal amount of A-3 Notes:	$185,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000

(d) (i) outstanding principal amount of A-4 Notes:	$158,280,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) outstanding principal amount of B Notes:	$18,930,000.00
(ii) B Note Pool Factor:	1.0000000

(f) (i) Certificate Balance	$3,778,476.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at end of related Collection Period:	$677,685,382.63

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$669,716,020.71

(6) Pool Face Amount at the end of the related Collection Period:	$741,708,916.35

(7) Amount of Servicing Fee:	$575,309.34
per $1,000 original principal amount:	$0.76
Amount of Servicing Fee earned:	$575,309.34
Amount of Servicing Fee paid:	$575,309.34
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,247,299.00
Specified Reserve Account Balance:	$13,247,299.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$744,437.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.11%

(13) Face Amount of Receivables 60 days or more past due:	$5,773,487.00

(14) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	0.78%